Exhibit 2

PLEDGE AND SECURITY AGREEMENT

Dated as of October 2, 2007

between

BBGP AIRCRAFT HOLDINGS LIMITED

as Borrower

and

BABCOCK & BROWN AIR LIMITED

as Lender

PLEDGE AND SECURITY AGREEMENT, dated as of October 2, 2007, by BBGP AIRCRAFT HOLDINGS LIMITED (the “Borrower”), in favor of BABCOCK & BROWN AIR LIMITED (the “Lender”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Borrower is a member of JET-i Holdings LLC, a Delaware limited liability company (“JET-i Holdings”);

WHEREAS, the Lender and the Borrower intend to enter into a Private Placement Agreement dated the date hereof (the “Private Placement Agreement”) whereby, inter alia, the Lender intends to offer American Depository Shares in an initial public offering of the Lender;

WHEREAS, the Borrower intends on the date hereof to execute a promissory note (the “Note”) for the benefit of the Lender to evidence a loan (the “Loan”) made by the Lender to the Borrower on the date hereof in an aggregate principal amount issued of $106,288,054.12; and

WHEREAS, the Lender has required the Borrower to execute this Agreement and grant to the Lender a security interest over certain Pledged Collateral (as defined herein) as a condition to making the Loan to the Borrower.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to make the Loan to the Borrower, the Borrower hereby agrees with the Lender as follows:

ARTICLE I DEFINED TERMS

Section 1.1 Definitions

(a) Unless otherwise defined herein, terms defined in the Note and used herein have the meanings given to them in the Note.

(b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

“Cash Equivalents”

“Certificated Security”

“Instruments”

“Payment Intangibles”

“Person”

“Proceeds”

“Security Entitlement”

(c) The following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the

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management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Pledge and Security Agreement.

“Collateral” has the meaning specified in Section 2.1 (Collateral).

“Event of Default” means (i) any default in payment of any amount due under the Note and/or (ii) the termination, liquidation, dissolution, insolvency, appointment of a receiver for any part of the property or assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, or against the Borrower and/or (iii) if for any reason this Agreement ceases to create a valid and perfected first priority security interest in the Pledged Collateral in favor of the Lender and/or (iv) the Lender shall not be possessed of such legal right and authority as it may possess, pursuant to the terms in this Agreement, to exercise and control corporate authority of the Borrower.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

“LLC Agreement” means the operating agreement of JET-i Holdings as amended, restated, supplemented or otherwise modified from time to time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

“Loan” has the meaning specified in the recitals to this Agreement.

“Note” has the meaning specified in the recitals to this Agreement.

“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by the Borrower, listed on Schedule 1 (Pledged Collateral).

“Pledged Collateral” means, collectively the Pledged Stock, all certificates or other instruments representing any of the foregoing and all Security Entitlements of the Borrower in respect of any of the foregoing.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock listed on Schedule 1 (Pledged Collateral) including b) all right, title, privileges and interest of the Borrower as a member of JET-i Holdings

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and all right, title and interest of the Borrower in, to and under the LLC Agreement to which it is a party.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited company, partnership, limited liability company or equivalent entity whether voting or non-voting.

“Stock Equivalent” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

Section 1.2 Certain Other Terms

(a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c) References herein to any Schedule, Article, Section, subsection or clause refer to the appropriate Schedule to, or Article, Section, subsection or clause in this Agreement.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The term “including” means “including without limitation” except when used in the computation of time periods.

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(f) The term “Lender” includes its successors and assigns.

(g) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II GRANT OF SECURITY INTEREST

Section 2.1 Collateral

For the purposes of this Agreement, all property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (the “Collateral”), including the following:

(a) all Pledged Collateral;

(b) to the extent not otherwise included, all Proceeds of the foregoing,

Section 2.2 Grant of Security Interest in Collateral

The Borrower, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Borrower’s obligations under the Note and this Agreement, hereby collaterally assigns, mortgages, pledges and hypothecates to the Lender, and grants to the Lender a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Collateral. The grant in this Section 2.2 shall include the right to receive any payment of money (including Payment Intangibles) from, and any Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of, any such Collateral.

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce the Lender, to make the Loan to the Borrower, the Borrower hereby represents and warrants each of the following to the Lender:

Section 3.1 Title; No Other Liens

Except for the Lien granted to the Lender pursuant to this Agreement, the Borrower (a) is the record, legal and beneficial owner of the Pledged Collateral pledged by it hereunder and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2 Perfection and Priority

The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected first priority security interest in favor of the Lender in the Collateral for which perfection is governed by the UCC upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Lender in completed form) and (ii) the delivery to the Lender of all Collateral consisting of Certificated Securities, in each case properly endorsed for transfer to the Lender or in blank. Such security interest shall be

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prior to all other Liens on the Collateral except for Liens having priority over the Lender’s Lien by operation of law.

Section 3.3 Jurisdiction of Organization; Chief Executive Office

The Borrower’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of the Borrower’chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 (Jurisdiction of Organization and Chief Executive Office) and such Schedule 3 (Jurisdiction of Organization and Chief Executive Office) also lists all jurisdictions of incorporation, legal names and locations of the Borrower’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4 Pledged Collateral

(a) The Pledged Stock pledged hereunder by the Borrower is listed on Schedule 1 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 1 (Pledged Collateral).

(b) All of the Pledged Stock consisting of Certificated Securities has been duly authorized, validly issued and is fully paid and nonassessable.

(c) All Pledged Collateral consisting of Certificated Securities has been delivered to the Lender in accordance with Section 4.4(a) (Pledged Collateral).

ARTICLE IV COVENANTS

The Borrower agrees with the Lender to the following, as long as any obligation of the Borrower under this Agreement or the Note remains outstanding and, in each case, unless the Lender otherwise consents in writing:

Section 4.1 Generally

The Borrower shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 3.2, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or the Note, any related document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under this Agreement or the Note and (d) not enter into any agreement or undertaking restricting the right or ability of the Borrower or Lender to sell, assign or transfer any Collateral.

Section 4.2 Maintenance of Perfected Security Interest; Further Documentation

(a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and Section 2.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

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(b) The Borrower shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and in form and substance satisfactory to the Lender.

(c) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby.

Section 4.3 Changes in Locations, Name, Etc.

(a) Except upon 15 days’ prior written notice to the Lender and delivery to the Lender of (i) all additional financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 3 (Jurisdiction of Organization and Chief Executive Office), the Borrower shall not do any of the following:

(i) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

(ii) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) The Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

Section 4.4 Pledged Collateral

(a) The Borrower shall deliver to the Lender, all certificates representing or evidencing any Pledged Collateral whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Borrower’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Lender shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Except as provided in this Agreement, the Borrower shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged

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Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Borrower’s obligations under this Agreement and the Note. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Borrower, as additional security for the Borrower’s obligations under this Agreement and the Note.

(c) Except as provided in this Agreement, the Borrower shall be entitled to exercise all voting, consent and corporate, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Borrower that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Note, this Agreement, the Private Placement Agreement or any other related document or, without prior notice to the Lender, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

(d) In the case of the Borrower that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, the Borrower consents to (i) the exercise of the rights granted to the Lender hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Lender or its nominee and to the substitution of the Lender or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Borrower having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. The Borrower agrees to execute and deliver to the Lender such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (d).

(e) The Borrower shall not, without the consent of the Lender, agree to any amendment of any constituent documents that in any way adversely affects the perfection of the security interest of the Lender in the Pledged Collateral pledged by the Borrower hereunder, including any amendment electing to treat any limited company or membership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

ARTICLE V REMEDIAL PROVISIONS

Section 5.1 Code and Other Remedies

During the continuance of any Event of Default, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other

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instrument or agreement securing, evidencing or relating to the obligations under the Note, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places that the Lender shall reasonably select, whether at the Borrower’s premises or elsewhere. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Borrower’s obligations under the Note, and the Lender does not need to account for the surplus (if any) to the Borrower until after such application and after the payment by the Lender of any other amount required by any provision of law. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.2 Deficiency

The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay any outstanding amounts under the Note and the fees and disbursements of any attorney employed by the Lender to collect such deficiency.

Section 5.3 Pledged Collateral

(a) During the continuance of any Event of Default, upon notice by the Lender to the Borrower, (i) the Lender shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Borrower’s obligations as set forth in this Agreement and (ii) the Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged

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Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; provided, however, that the Lender shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Borrower hereby grants to the Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Borrower’s obligations under this Agreement and the Note.

(c) The Borrower hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by the Borrower to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Lender.

Section 5.4 Proceeds to be Turned Over To Lender

Unless otherwise expressly provided in the Note, all Proceeds received by the Lender hereunder in cash or Cash Equivalents shall be held by the Lender in a Cash Collateral Account. All Proceeds while held by the Lender in a Cash Collateral Account (or by the Borrower in trust for the Lender) shall continue to be held as collateral security for the Borrower’s obligations under this Agreement and the Note and shall not constitute payment thereof until applied.

Section 5.5 Deficiency

The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower’s obligations under this Agreement and the Note and the fees and disbursements of any attorney employed by the Lender to collect such deficiency.

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ARTICLE VI THE LENDER

Section 6.1 Lender’s Appointment as Attorney-in-Fact

(a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any of the following:

(i) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iii) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies), any endorsement, assignment, bill of sale or other instrument of conveyance or transfer with respect to the Collateral; or

(iv) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Lender or as the Lender shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate, (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

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Anything in this clause (a) to the contrary notwithstanding, the Lender agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on past due amounts of the Loan under the Note, from the date of payment by the Lender to the date reimbursed by the Borrower, shall be payable by the Borrower to the Lender on demand.

(d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Duty of Lender

The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Lender hereunder are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 6.3 Execution of Financing Statements

The Borrower authorizes the Lender and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests of the Lender under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect, as applicable. The Borrower hereby also authorizes the Lender and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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ARTICLE VII MISCELLANEOUS

Section 7.1 Amendments

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified unless in writing signed by the Lender and the Borrower; provided, however, that Schedules hereto may be supplemented (but no substantive provision may be otherwise modified and no Collateral may be released) through the delivery of supplements, as required to make the information provided therein true and correct as of the any date prior to the termination of this Agreement.

Section 7.2 Notices

(a) All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)	if to the Borrower:

BBGP Aircraft Holdings Limited

c/o Maples Finance Limited

Queensgate House,

PO Box 1093GT

South Church Street

Grand Cayman, Cayman Islands

Tel.: +1 345 814 5808

Fax: + 1 345 945 7100

Attn: Dwight Dube

(ii)	if to the Lender:

Babcock & Brown Air Limited

West Pier

Dun Laoghaire

County Dublin, Ireland

Facsimile: +353 1 231-1901

Attention: Chief Executive Officer

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies

The Lender shall not by any act (except by a written instrument pursuant to Section 7.1 (Amendments)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any

SECURITY AGREEMENT

one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Successors and Assigns

This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

Section 7.5 Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 7.6 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7 Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8 Entire Agreement

This Agreement together with the Note represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECURITY AGREEMENT

Section 7.10 Reinstatement

The Borrower further agrees that, if any payment made by the Borrower or any other Person and applied to the Loan is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Lender to the Borrower or other Person or its estate, trustee, receiver or any other party, including the Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of the Borrower in respect of the amount of such payment.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

BBGP AIRCRAFT HOLDINGS LIMITED, as Borrower
By:	/s/ Dwight Dubé
	Name:	Dwight Dubé
	Title:	Director

ACCEPTED AND AGREED as of the date first above written:

BABCOCK & BROWN AIR LIMITED, as Lender
By:	/s/ Colm Barrington
	Name:	Colm Barrington
	Title:	Chief Executive Officer

Schedule 1

Pledged Collateral

Issuer	Type of Equity Pledged[1]	Certificate Number (as applicable)	Number of Units (as applicable)
Babcock & Brown Air Limited	American Depository Shares representing Common Shares	DBDR-0024	4,558,216

JET-i Holdings LLC	Membership Interests	N/A	N/A
______________

1     Both uncertificated and certificated shares.

Schedule 2

Filings

Borrower	Filing Office
BBGP Aircraft Holdings Limited	District of Columbia Recorder of Deeds

Schedule 3

Borrower’s Jurisdiction of Organization

and Chief Executive Office

Borrower	Jurisdiction of Organization	Mailing Address/Chief Executive Office
BBGP Aircraft Holdings Limited	Cayman Islands	c/o Maples Finance Limited Queensgate House, PO Box 1093GT South Church Street Grand Cayman, Cayman Islands